Exhibit 99.2

Interim Financial Statements of

BEANSTREAM INTERNET COMMERCE INC.

For The Period Ended June 30, 2007
(Canadian dollars)
(Unaudited)

BEANSTREAM INTERNET COMMERCE INC.

BALANCE SHEET
(In Canadian Dollars)
(Unaudited)

	June 30, 2007	December 31, 2006

Assets
Current Assets

Cash and cash equivalents	$5,634,648	$3,857,877
Short-term investments	1,828,208	3,407,305
Trade receivables	275,718	273,825
Prepaid expenses and deposits	84,299	38,721
Future income taxes	-	13,163

Total Current Assets	7,822,873	7,590,891

Property and equipment	76,070	78,732

Restricted cash	157,700	157,700

Total assets	8,056,643	7,827,323

Liabilities
Current Liabilities

Accounts payable and accrued liabilities	1,121,179	476,541
Funds due to merchants	3,105,093	3,376,269
Income taxes payable	-	551,969
Deferred revenue	87,654	84,381
Total Current Liabilities	4,313,926	4,489,160

Shareholders' Equity

Share capital	1,845,360	1,797,860
Other paid in capital	250,900	175,900
Retained earnings	1,646,457	1,364,403

Total shareholders' equity	3,742,717	3,338,163

Total liabilities and shareholder's equity	$8,056,643	$7,827,323

See accompanying notes to the unaudited interim financial statements

BEANSTREAM INTERNET COMMERCE INC.

STATEMENT OF EARNIGNS AND RETAINED EARNINGS
For the Three and Six Months Ended June 30, 2007 and 2006
(in Canadian dollars)
(Unaudited)

	Three months ended June 30		Six months ended June 30
	2007	2006	2007	2006

Revenue:
Transaction fees	$1,486,002	$740,346	$2,977,414	$1,603,572
Set up fees	36,045	41,300	69,229	79,551
Monthly fees	206,278	178,384	417,543	364,706
Other revenue	39,334	30,151	108,692	86,841
	1,767,659	990,181	3,572,878	2,134,670

Cost of revenue	830,927	437,390	1,678,046	928,336
	936,732	552,791	1,894,832	1,206,334

Expenses:
Professional fees	24,691	10,464	762,598	16,926
Amortization of property and equipment	10,404	9,123	20,808	18,246
Salaries and benefits	291,764	179,689	905.217	378,083
Office and administration	76,969	21,507	100,949	47,495
	403,828	220,783	1,789,572	460,750

Earnings before the undernoted	532,904	332,008	105,260	745,584

Other income (loss):
Interest income	92,777	34,669	190,126	87,953
Foreign exchange gain (loss)	10,597	-	(149)	-
	103,374	34,669	189,977	87,953

Earnings before income taxes	636,278	366,677	295,237	833,537

Income taxes:
Current	-	-	13,183	299,300
	-	-	13,183	299,300

Net earnings	636,278	366,677	282,054	534,237

Retained earnings, beginning of period	1,364,403	204,529	1,364,403	204,529

Retained earnings, end of period	$2,000,681	$571,206	$1,646,457	$738,766

See accompanying notes to the unaudited interim financial statements

BEANSTREAM INTERNET COMMERCE INC.

STATEMENT OF CASH FLOWS
Six months ended June 30, 2007, with comparative figures for 2006
(In Canadian Dollars)
(Unaudited)

	June 30, 2007	June 30, 2006

Cash provided by (used in):

Operations:
Net earnings	$282,054	$534,237
Items not involving cash:
Amortization of property and equipment	20,808	18,246
Future income taxes	13,163	-
Stock-based compensation	75,000	-
	391,025	552,483

Changes in non-cash operating working capital:
Decrease (increase) in trade receivables	(1,893)	403,263
Decrease (increase) in prepaid expenses and deposits	(45,578)	(20,920)
Decrease (increase) in accounts payable and accrued liabilities	644,638	(63,219)
Increase (decrease) in funds due to merchants	(271,176)	1,083,688
Increase (decrease) in income taxes payable	(551,969)	299,300
Increase (decrease) in deferred revenue	3,273	-
	168,320	2,254,595

Financing:
Share capital proceeds	47,500	-

Investing
Decrease (increase) in short-term investments	1,579,097	(1,189,566)
Purchase of property and equipment	(18,146)	(13,865)
	1,560,951	(1,203,431)

Increase in cash and cash equivalents	1,776,771	1,051,164

Cash and cash equivalents, beginning of period	3,857,877	2,106,661

Cash and cash equivalents, end of period	$5,634,648	$3,157,825

See accompanying notes to the unaudited interim financial statements

Beanstream Internet Commerce Inc.
Notes to unaudited Interim Financial Statements

(In Canadian Dollars)

Beanstream Internet Commerce Inc. (the “Company”) is incorporated under the laws of  British Columbia. The Company is in the business of providing authentication and electronic payment processing solutions.

1.   Basis of Presentation

The balance sheet as of June 30, 2007, the statements of operations and retained earnings for the three and six months ended June 30, 2007 and 2006, and the statements of cash flows for the six months ended June 30, 2007 and 2006, of the Company are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included herein. Other than those discussed in the notes below, such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The Company’s balance sheet as of December 31, 2006, was derived from audited financial statements. The Company's financial statements and notes are presented in accordance with generally accepted accounting principles in Canada for interim financial information and do not contain certain information included in the Company’s audited annual financial statements and notes. Unless otherwise noted, the accounting policies of the Company are unchanged from the Company’s annual audited financial statements for the year ended December 31, 2006. The financial statements and notes appearing in this report should be read in conjunction with the Company's audited financial statements and related notes thereto.

2.   Sale of the Company

On June 30, 2007, 100% of the issued and outstanding common shares of the Company were acquired by LML Payment Systems Inc., a financial payment processor, for total consideration of approximately $19.5 million. The consideration paid by LML Payment Systems Inc. consisted of $7.6 million in cash, $5 million in two-year promissory notes, and $6.9 million LML Payment Systems Inc.’s common stock. Contingent consideration of $2 million in LML Payment Systems Inc.’s common stock is payable to the vendors if certain revenue milestones are reached by the first anniversary of the closing.